Exhibit 5






United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota  55343

     Re:   Registration Statement on Form S-8
           United HealthCare Corporation Amended and Restated 1991 Stock and Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel to United HealthCare Corporation, a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 relating to the sale by the Company from time to time of up to 2,592,468 shares of Common Stock, $.01 par value, of the Company (the "Shares"), issuable pursuant to the United HealthCare Corporation Amended and Restated 1991 Stock and Incentive Plan (the "Plan").

     We have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.
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United HealthCare Corporation
Page 2

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     Our opinons expressed above are limited to the laws of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated:  April 19, 1995

                    Very truly yours,

                   /s/ DORSEY & WHITNEY P.L.L.P.


TSH